Exhibit 4.2

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Agreement, dated as of June 9, 2010, is entered into by and among (i) Inotek Pharmaceuticals Corporation, a Delaware corporation (the “Company”), and (ii) the entities listed on Exhibit A hereto (the “Investors” and each individually, an “Investor”).

BACKGROUND

WHEREAS, the Company and certain of the Investors entered into a Second Amended and Restated Investor Rights Agreement dated as of August 21, 2007, as amended (the “Prior Investor Rights Agreement”), in connection with the purchase by such Investors (the “Series C Purchasers”) of the Company’s Series C Convertible Preferred Stock;

WHEREAS, pursuant to the Series AA Convertible Preferred Stock Purchase Agreement of even date herewith, as amended from time to time (the “Purchase Agreement”) certain purchasers of the Series AA Convertible Preferred Stock of the Company (the “Series AA Purchasers”) have agreed that the execution of this Agreement is a condition to the sale of the Series AA Convertible Preferred Stock;

WHEREAS, pursuant to Section 13(d) of the Prior Investor Rights Agreement, the Prior Investor Rights Agreement may be amended by the Company and the holders of at least sixty-six and two-thirds percent (66 and 2/3%) of the Common Stock issued or issuable upon conversion of the Restricted Stock (as that term is defined in the Prior Investor Rights Agreement) (the “Requisite Holders”); and

WHEREAS, in order to induce the Series AA Purchasers to enter into the Purchase Agreement and in order to provide the Series AA Purchasers with certain rights contained in the Prior Investor Rights Agreement, the Company and the Requisite Holders desire to amend and restate the Prior Investor Rights Agreement in its entirety to read as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Requisite Holders and the Investors agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Board of Directors” shall mean the board of directors of the Company as constituted from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, $0.01 par value, of the Company, as constituted as of the date of this Agreement.

“Conversion Shares” shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Indebtedness” shall mean all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor’s balance sheet (or notes thereto) as liabilities (other than trade credit or accounts payable incurred in the ordinary course of business), including (i) liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

“Key Employee” or “Key Employees” shall mean and include the President, chief executive officer, chief financial officer, chief medical officer, chief scientific officer, vice presidents of operations, research, development, sales or marketing, or any other individual who performs a significant role in the operations of the Company or a Subsidiary as may be reasonably designated by the Board of Directors of the Company.

“Person or Persons” shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Stock” shall mean the Company’s Series AA Convertible Preferred Stock, $0.001 par value (the “Series AA Preferred Stock”).

“Qualified Public Offering” shall mean a fully underwritten, firm commitment public offering of shares of Common Stock pursuant to an effective registration under the Securities Act at a price per share of at least $7.65 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and with aggregate gross proceeds to the Company in excess of $40,000,000 before deduction of underwriting discounts and commissions.

“Registration Expenses” shall mean the expenses so described in Section 8.

“Restricted Stock” shall mean (i) the Conversion Shares, (ii) all shares of Common Stock issued by the Company in respect of such shares and all shares of Common Stock that the Investors may hereafter purchase pursuant to their rights of first offer, rights of first refusal or otherwise, or shares of Common Stock issued on conversion or exercise of such securities, excluding Conversion Shares that have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act, and (iii) the MedImmune Director Equity Compensation (as defined in the Third Amended and Restated Stockholders Agreement dated as of the date hereof, by and among the Company and the stockholders party thereto, as amended from time to time).

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 8.

“Subsidiary” or “Subsidiaries” shall mean any corporation, limited liability company, partnership, or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time outstanding shares of every class of such corporation, membership or partnership interests of such limited liability company or partnership, or other equity securities of such other business entity, other than directors’ qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation, limited liability company, partnership, or other business entity.

2. Restrictive Legend. Each certificate representing Preferred Stock and Conversion Shares shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Goodwin Procter LLP shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

3. Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Stock or Conversion Shares (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Goodwin Procter LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners or members of the transferor (in the case of a transferor that is a partnership or a limited liability company, respectively, or to a liquidating trust for the benefit of such partners or members) or to an affiliated corporation (in the case of a transferor that is a corporation) or from a grantor trust to its grantors; provided, further, however, that any transferee other than a transferee receiving such shares for no consideration shall execute and deliver to the Company a representation letter in form reasonably satisfactory to the Company’s counsel to the effect that the transferee is acquiring such shares for its own account, for investment purposes and without any view to distribution thereof. Each certificate for Preferred Stock or Conversion Shares transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is made in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

4. Required Registration.

(a) At any time on or after one hundred eighty (180) days after the earlier of (i) the closing of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (the “IPO”), or (ii) the third anniversary of the initial closing of the purchase of Preferred Stock under the Purchase Agreement, the holders of Restricted Stock constituting at least 50% in interest of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that such request shall be for at least twenty five percent (25%) of the total shares of Restricted Stock then outstanding and having an anticipated aggregate offering price of at least $5,000,000.

(b) Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and such holders shall then be entitled within thirty (30) days thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The

Company shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within thirty (30) days after the giving of such notice by the Company). The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on two (2) occasions only; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the holders of not less than a majority of the shares of Restricted Stock to be included in such registration (other than as a result of a material adverse change in the business or condition, financial or otherwise, of the Company).

(c) The Company shall be entitled to include in any registration statement referred to in this Section 4 shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders requesting sale pursuant to an underwritten offering pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

(d) If in the opinion of the managing underwriter the inclusion of all of the Restricted Stock requested to be registered under this Section 4 would adversely affect the marketing of such shares, shares to be sold by the holders of Restricted Stock, if any, shall be excluded only after any shares to be sold by the Company have been excluded, in such manner that the shares to be sold shall be allocated among the selling holders pro rata based on their ownership of Restricted Stock relative to the other selling holders.

(e) Notwithstanding anything to the contrary in this Section 4, the Company shall not be required to effect more than two (2) registrations pursuant to this Section 4 provided such registrations have been declared or ordered effective.

5. Incidental Registration. If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its reasonable best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided that with respect to any registration of the Company’s securities other than a registration for the Company’s initial public offering, (a) all other securities are first entirely excluded from the registration; and (b) the holders’ Restricted Stock shall not be reduced to a number such that the holders’ Restricted Stock being registered represents less than twenty five percent (25%) of the total amount of securities being registered by the Company.

6. Registration on Form S-3. If at any time (i) a holder or holders of Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its reasonable best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice; provided that the anticipated aggregate offering price in each registration on Form S-3 shall exceed $1,000,000. Whenever the Company is required by this Section 6 to use its reasonable best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 6, and provided, further, however, that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

7. Registration Procedures. If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its reasonable best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided); provided, that the Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed ninety (90) days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), and any amendments or supplements thereto, as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

(d) use its reasonable best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) use its reasonable best efforts to list the Restricted Stock covered by such registration statement with any securities exchange or nationally recognized quotation service on which the Common Stock of the Company is then listed;

(f) provide a transfer agent and registrar and CUSIP number for all such Restricted Stock, not later than the effective date of such registration statement;

(g) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) if the offering is underwritten and at the request of any seller of Restricted Stock, use its reasonable best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(i) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. The rights granted pursuant to this subsection (i) may not be assigned or otherwise conveyed by such person or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; provided that the Company may refuse such written consent if the proposed transferee is a competitor of the Company as determined by the Company’s Board of Directors; and provided further, that no such written consent shall be required if the transfer is made to a party who is not a competitor of the Company and who is a parent, subsidiary, affiliate, partner or group member of such person;

(j) advise each selling holder of Restricted Stock, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k) cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

(l) permit any holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Company and its counsel after consultation with such holder.

For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and ninety (90) days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner provided in Section 7(m) below in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

(m) In the case of any registration effected pursuant to Section 4, the Investors holding at least a majority of the Restricted Stock then outstanding shall have the right to designate the managing underwriter, provided such managing underwriter is reasonably acceptable to the Company. In the case of any other registration effected pursuant to this Agreement, the Company shall have the exclusive right to designate the managing underwriter.

8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5, 6 and 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, costs of insurance, and fees of up to $15,000 and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called “Registration Expenses”. All underwriting discounts, selling commissions and transfer taxes, and the fees of more than one counsel to the sellers of Restricted Stock, applicable to the sale of Restricted Stock are called “Selling Expenses”.

The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 and 6. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

9. Indemnification and Contribution.

(a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each partner, member, officer, and director of such seller, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in connection with the offering covered by such registration statement; and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to a particular seller, underwriter or controlling person if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, underwriter or controlling person in writing specifically for use in such registration statement or prospectus; and provided, further, that no seller shall be liable for amounts paid in settlement of any such loss, claim, damage, liability or action by the Company which is effected without the consent of such seller, which shall not be unreasonably withheld.

(b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price (but not in any event to exceed the net proceeds received by such holder from such sale of Restricted Stock) of all such Restricted Stock received by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

10. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Preferred Stock as so changed.

11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

12. Covenants of the Company.

(a) Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof or in the Company’s Charter, and except to the extent the following covenants and provisions of this Section 12(a) are waived in any instance by the holders of at least sixty-six and two-thirds percent (66 and 2/3%) of the Restricted Stock, or by vote or written consent of the Board of Directors (which such vote or consent shall include the affirmative vote or consent of at least a majority of the directors designated by the holders of Preferred Stock), the Company covenants and agrees that until the consummation of a Qualified Public Offering it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

(i) Payment of Taxes and Trade Debt. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

(ii) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

(iii) Preservation of Corporate Existence. Preserve and maintain, and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all material licenses and other material rights to use intellectual property owned or possessed by it and deemed by the Company to be necessary to the conduct of the business and the businesses of its Subsidiaries, taken as a whole.

(iv) Compliance with Laws. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a material adverse effect on the business, operations, affairs or condition (financial or otherwise) of the Company.

(v) Inspection. Upon reasonable request and notice (but in no event more than twice annually), permit each of the Investors who owns at least three hundred thousand (300,000) shares of Common Stock (including Common Stock then issuable upon conversion of such Investor’s Restricted Stock, the number of shares subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Restricted Stock and the Common Stock) or any agents or representatives thereof, to examine and make copies of and extracts from the books of account of, and visit and inspect the properties of the Company and any Subsidiary, to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, directors or Key Employees and independent accountants, and consult with and advise the management of the Company and any Subsidiary as to their affairs, finances and accounts, all at reasonable times during normal business hours. Except for the disclosure of information of a non-technical nature, including financial information, which such Investor discloses to its partners, members and/or shareholders generally, each Investor agrees that it will keep confidential and will not disclose or divulge (other than to its professional advisors) any confidential and proprietary information that such Investor may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, or pursuant to visitation or inspection rights granted hereunder (the “Confidential Information”) unless such information is required by law to be disclosed or is or becomes known to the Investor from a source other than the Company or is or becomes publicly known other than through the actions or inaction’s of the Investors, or unless the Company gives its written consent to such Investor’s release of such information; provided, however that nothing in this Section 12(a)(v) shall be construed or deemed to restrict or prohibit MedImmune Ventures, Inc. (“MVI”) from disclosing Confidential Information which is non-technical in nature to employees and agents of AstraZeneca plc or any of its affiliates (as such term is defined under the Securities Act) for use solely relating to making investment decisions relating to the Company or undertaking financial or similar appraisals relating to MVI’s investment in the Company.

(vi) Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(vii) Maintenance of Properties. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

(viii) By-laws. At all times, cause the bylaws of the Company to provide that, unless otherwise required by the laws of the State of Delaware, (i) any two directors or any holder or holders of at least twenty percent (20%) of the outstanding Series AA Preferred Stock shall have the right to call a meeting of the Board of Directors or stockholders; and (ii) a majority of the total number of members of the Board of Directors then in office, including at least three directors designated by the holders of Series AA Preferred Stock, shall constitute a quorum for all purposes.

(ix) Indemnification. At all times maintain provisions in the Company’s Fourth Amended and Restated Certificate of Incorporation (as in effect from time to time) (the “Charter”) and Bylaws of the Company, as amended, indemnifying all directors against liability to the maximum extent permitted under the laws of State of Delaware.

(x) Non-Competition, Non-Solicitation and Non-Disclosure Agreements. The Company will obtain from each Key Employee of the Company a duly executed Non-Competition and Non-Solicitation Agreement and a duly executed Confidentiality Agreement (each of which will endure for a minimum of one year from the termination of such Key Employee’s termination of employment with the Company) in a form agreed upon by the Board of Directors (including at least a majority of the directors designated by the holders of Preferred Stock).

(xi) Meetings of Directors. Hold meetings of the Company’s Board of Directors not less than four (4) times a year unless otherwise agreed by the Board of Directors, with at least one meeting per quarter or such other schedule as the Board of Directors shall prescribe.

(xii) Option Plan and Vesting of Options. Maintain an equity compensation or stock option plan in a form satisfactory to the Board of Directors reserving 8,298,879 shares of Common Stock for issuance pursuant to such plan. Except as otherwise approved by the Board of Directors or any compensation committee thereof, all shares of Common Stock, and all options and other securities exercisable for or convertible into the capital stock of the Company, issued or granted after the date hereof to employees, directors, consultants and other service providers under any compensatory plan or arrangement of the Company shall be subject to vesting at a rate of twenty-five percent (25%) on each of the first four anniversaries of such issuance or grant, and there shall be no acceleration of such vesting provisions.

(xiii) D&O Insurance. The Company shall maintain insurance for the acts and omissions of its directors and officers, with coverage to be approved by the Board of Directors; provided, however, that to the extent commercially practicable, aggregate coverage shall be in amount of at least $3 million.

(xiv) Scientific Advisory Board Representation. Subject to the approval of the Board of Directors, not to be unreasonably withheld, the Company will cause a representative of Care Capital LLC to sit on any scientific advisory board or similar board of advisors when, as and if constituted from time to time by the Company.

(xv) New Developments. Where reasonably practicable, cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company’s or any Subsidiary’s officers or employees to be documented in accordance with the appropriate professional standards, cause all officers and Key Employees and, to the best of the Company’s or any Subsidiary’s ability, consultants of the Company or any Subsidiary, to execute non-disclosure and assignment of inventions agreements in a form agreed upon by all members of the Board of Directors in favor of the Company or any Subsidiary and, where possible and deemed by management to be commercially appropriate based on the advice of legal counsel and other considerations, to file and prosecute United States and foreign patent or copyright applications relating to and protecting such developments on behalf of the Company or any Subsidiary.

(xvi) Notice of Adverse Changes. Promptly after the occurrence thereof and in any event within 10 days after each occurrence, notify the Company’s Board of Directors of any Material Adverse Change in the operations or financial condition of the Company or any material default in any other material agreement to which the Company is a party.

(xvii) Notice of Proceedings. Promptly after the commencement thereof, notify the Company’s Board of Directors of all actions, suits, litigations and proceedings pending or, to the knowledge of the Company, threatened against the Company affecting any of its respective properties or assets, or against any officer, director, Key Employee or holder of more than 5% of the capital stock of the Company relating to such person’s performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company, including, without limiting their generality, actions pending or, to the knowledge of the Company, threatened involving the prior employment of any of the Company’s officers or employees in their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employees, or any event or condition on the basis of which such litigation, proceeding or investigation might properly be instituted before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary.

(xviii) Board Committees. Any audit or compensation committee of the Board of Directors shall have at least one member who is a Series AA Director (as defined in the Third Amended and Restated Stockholders Agreement dated as of the date hereof by among the Company and the other parties thereto). The Series AA Director designated by Devon Park Bioventures, L.P. shall have a right to be a member of the Compensation Committee. The Series AA Director designated by Rho Ventures IV (QP), L.P. shall have a right to be a member of each committee of the Board of Directors.

(b) Negative Covenants of the Company. Without limiting any other covenants and provisions hereof or in the Company’s Charter, the Company covenants and agrees that, until the consummation of a Qualified Public Offering or, while this Agreement remains outstanding, it will not take any of the following actions, and will cause each Subsidiary, if and when such Subsidiary exists, to not take any of the following actions, to the extent applicable to such Subsidiary, in each case without (i) the written consent or waiver of holders of not less than sixty-six and two-thirds percent (66 and 2/3%) of the Restricted Stock, or (ii) to the extent permitted by the Company’s Charter, the vote or written consent of the Board of Directors that includes the affirmative vote or consent of at least a majority of the directors designated by the holders of Preferred Stock:

(i) Restrictions on Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness for money borrowed which exceeds, in the aggregate, $3,000,000, or which is secured by or creates any lien on Intellectual Property of the Company.

(ii) Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for the guaranties of the permitted obligations of any wholly-owned Subsidiary.

(iii) Ownership of Subsidiaries. Purchase or hold beneficially any stock, other securities or evidences of Indebtedness in, or make any investment in any other Person, excluding a wholly-owned Subsidiary of the Company.

(iv) Dealings with Affiliates and Others. Other than as contemplated by this Agreement, and other than transactions in the ordinary course of business involving less than $25,000 (when combined with all other related transactions described in this paragraph with regard to the foregoing exceptions), enter into, after the date of this Agreement, any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer, director or affiliate of the Company or any Subsidiary or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or members of their immediate families unless such transaction is approved in advance by a majority of the disinterested members of the Board of Directors

(v) Prohibited Agreements. The Company shall not permit any material Subsidiary to:

(1) liquidate, dissolve or wind-up;

(2) consolidate or merge into or with any other entity or entities (except a consolidation or merger into the Company in which the Company is the surviving corporation);

(3) sell, transfer or exclusively license all or substantially all of such Subsidiary’s assets (except a sale, transfer or exclusive license of all or substantially all of such Subsidiary’s assets to the Company); or

(4) affect any transaction that would cause such Subsidiary to no longer constitute a “Subsidiary” under this Agreement.”

(vi) Declaration or Payment of Dividends. Declare or pay a dividend on any shares of capital stock of the Company.

(c) Reporting Requirements. Until the consummation of a Qualified Public Offering or a Change of Control Transaction (as that term is defined in the Company’s Charter), the Company will furnish to each Investor who, together with its Affiliates, owns at least two percent (2%) of the Common Stock determined on a fully diluted, as converted basis:

(i) Monthly and Quarterly Reports: (A) as soon as available and in any event within thirty (30) days after the end of each calendar month, a report in a form to be agreed upon by the Board of Directors, which report shall include a business update and overview and unaudited statements of income and cash flow for the Company and its Subsidiaries as of the end of such month; and (B) as soon as available and in any event within forty-five (45) days after the end of each calendar quarter, an unaudited balance sheet of the Company and its Subsidiaries as of the end of such quarter and unaudited statements of income and retained earnings of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to quarterly budgets, a cash flow analysis for such quarter, a schedule showing each expenditure of a capital nature during such quarter, and a summary discussion of the Company’s principal functional areas, all in reasonable detail, which shall all be reviewed by the CPA (as defined below) if so requested by the majority of the Board of Directors, including at least a majority of the directors designated by the holders of Preferred Stock;

(ii) Annual Reports: as soon as available and in any event within one hundred fifty (150) days after the end of each fiscal year of the Company (unless otherwise determined by the Board of Directors), a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and retained earnings of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be prepared in accordance with generally accepted accounting principles (“GAAP”) and duly certified by such major independent public accountants of recognized national standing approved by a majority of the Board of Directors (the “CPA”, which must be one of the “Big 4” accounting firms unless otherwise agreed by the Board of Directors (and agree to furnish unaudited copies of the aforementioned annual financial statements as soon as reasonably possible but not later than ninety (90) days of the end of the fiscal year). The financial statements delivered pursuant to subsection (i) and this subsection (ii) shall be provided with a certificate executed by the chief financial officer of the Company certifying that such financial statements were prepared in accordance with GAAP (with the exception of footnotes that may be required by GAAP) applied on a consistent basis with prior periods and fairly represent the financial condition of the Company as of the date they were prepared and the results of operations of the Company for the period indicated, subject to, in the case of interim financial statements, year-end audit adjustments.

(iii) Business Plan; Budgets: as soon as available after approval by the Board of Directors and in any event no less than thirty (30) days prior to the end of each fiscal year of the Company, a business plan and monthly operating budgets for the forthcoming fiscal year;

(iv) Written Reports: promptly upon receipt or publication thereof, any written reports submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants or by consultants or other experts in connection with such consultant’s or other expert’s review of the Company’s operations or industry, and written reports prepared by the Company to comply with other investment or loan agreements; and

(v) Other Information: such other information respecting the business, properties or the condition or operations, financial or other, of the Company or any of its Subsidiaries as any such Investor may from time to time reasonably request.

The holders of Restricted Stock hereby covenant and agree that all of the information disclosed to such holders pursuant to the provisions of this Section 12(c) shall be treated in accordance with the last sentence of Section 12(a)(v) of this Agreement.

(d) Legends and Opinions. Notwithstanding anything herein to the contrary, the Company shall not require an opinion of counsel before authorizing the transfer of Preferred Stock or Conversion Shares or the removal of the legend set forth in Section 2: (i) for routine sales under Rule 144; (ii) after the Preferred Stock or Conversion Shares become eligible for resale under Rule 144 and (iii) for distributions for partnerships and limited liability companies.

13. Miscellaneous.

(a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not.

The rights to cause the Company to register Restricted Stock pursuant to Sections 4, 5 or 6 of this Agreement may be assigned by a holder of Restricted Stock to a transferee or assignee of Restricted Stock which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of such holder, (b) is such holder’s family member or trust for the benefit of an individual holder or a family member of such holder, or (c) acquires at least three hundred thousand (300,000) shares of Restricted Stock (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes) or all of the transferor’s shares of Restricted Stock; provided, however, the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee or assignee shall furnish to the Company its agreement in writing to be subject to all obligations of a holder of Restricted Stock set forth in this Agreement.

(b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;

if to any subsequent holder of Preferred Stock or Conversion Shares, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Stock or Conversion Shares or to the holders of Preferred Stock or Conversion Shares (in the case of the Company) in accordance with the provisions of this paragraph.

(c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws. The parties hereto agree to submit to the jurisdiction of the United States federal and state courts of the State of Delaware with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

(d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 and 2/3%) of the Common Stock issued or issuable upon conversion of the Restricted Stock; provided, that any amendment to this Agreement that imposes additional obligations upon a holder of Restricted Stock not proportionately imposed upon all other holders of Restricted Stock shall require the separate consent of the affected holder(s).

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) The obligations of the Company to register shares of Restricted Stock under Sections 4, 5 or 6 shall terminate as to any holder (i) the fifth anniversary of the date of a Qualified Public Offering or (ii) on such date as all shares of Restricted Stock held by such holder may immediately be sold under Rule 144 during any ninety (90) day period.

(g) The Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

(h) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(i) For purposes of this Agreement, any calculation of the number of shares of capital stock of the Company owned by a party hereto shall take into account and aggregate all shares of capital stock of the Company owned by all of such party’s affiliates (as such term is defined under the Securities Act).

(j) Any person or entity which, after the date hereof, purchases shares of Series AA Preferred Stock pursuant to the terms of the Purchase Agreement and thereby becomes a “Purchaser” thereunder shall become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form attached hereto as Schedule I, whereupon such person shall be deemed an “Investor” for all purposes hereof.

(k) This Agreement (including the Schedules and any exhibits hereto), the Charter and the other Financing Documents (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. The Prior Investor Rights Agreement is hereby amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investor Rights Agreement as of the day and year first written above.

COMPANY

INOTEK PHARMACEUTICALS CORPORATION

By:	/s/ Paul G. Howes
Name:	Paul G. Howes
Title:	President and Chief Executive Officer

Signature Page for the Third Amended and Restated Investor Rights Agreement

INVESTORS

DEVON PARK BIOVENTURES L.P.

BY:	DEVON PARK ASSOCIATES, L.P.
ITS GENERAL PARTNER

BY:	/s/ Devang V. Kantesaria
NAME:	Devang V. Kantesaria
TITLE:	General Partner

CARE CAPITAL INVESTMENTS II, LP

By:	Care Capital II, LLC,
as general partner of Care Capital Investments II, LP

By:	/s/ David R. Ramsay
Name:	David R. Ramsay
Title:	Partner

CARE CAPITAL OFFSHORE INVESTMENTS II, LP

By:	Care Capital II, LLC,
as general partner of Care Capital Offshore Investments II, LP

By:	/s/ David R. Ramsay
Name:	David R. Ramsay
Title:	Partner

Signature Page for the Third Amended and Restated Investor Rights Agreement

MEDIMMUNE VENTURES, INC.

By:	/s/ Eva Jack
Name:	Eva Jack
Title	Managing Director

Signature Page for the Third Amended and Restated Investor Rights Agreement

PITANGO VENTURE CAPITAL FUND IV L.P.

By:	Pitango V.C. Fund IV, L.P.,
its general partner

By:	Pitango G.P. Capital Holdings Ltd,
its general partner

By:	By:	/s/ Bruce E. Crocker

Name:	Name:

Title:	Title:

PITANGO VENTURE CAPITAL FUND PRINCIPALS IV L.P.

By:	Pitango V.C. Fund IV, L.P.,
its general partner

By:	Pitango G.P. Capital Holdings Ltd,
its general partner

By:	By:	/s/ Bruce E. Crocker

Name:	Name:

Title:	Title:

Signature Page for the Third Amended and Restated Investor Rights Agreement

RHO VENTURES IV, L.P.

By:	Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney-In-Fact

RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG

By:	Rho Capital Partners Verwaltungs GmbH, General Partner

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney-In-Fact

RHO VENTURES IV (QP), L.P.

By:	Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney-In-Fact

RHO MANAGEMENT TRUST I

By:	Rho Capital Partners, Inc., as Investment Adviser

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney-In-Fact

Signature Page for the Third Amended and Restated Investor Rights Agreement

BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

By:	/s/ Chu Swee Yeok
Name:	Chu Swee Yeok
Title:	Director

Signature Page for the Third Amended and Restated Investor Rights Agreement

Exhibit A

Investors

As of the Initial Closing on June 9, 2010

DEVON PARK BIOVENTURES, L.P.

Pitango Venture Capital Fund IV L.P.

Pitango Venture Capital Fund Principals IV L.P.

Care Capital Investments II, LP

Care Capital Offshore Investments II, LP

Rho Management Trust I

Rho Ventures IV, L.P.

Rho Ventures IV (QP), L.P.

Rho Ventures IV GmbH & Co. BETEILIGUNGS KG

MedImmune Ventures, Inc.

Biomedical Sciences Investment Fund Pte Ltd

SCHEDULE I

INOTEK PHARMACEUTICALS CORPORATION

INSTRUMENT OF ACCESSION

The undersigned,                     , as a condition precedent to becoming the owner or holder of record of                      (            ) shares of the Series AA Convertible Preferred Stock, par value $0.001 per share, of Inotek Pharmaceuticals Corporation, a Delaware corporation (the “Company”), hereby agrees to become an “Investor” under that certain Third Amended and Restated Investor Rights Agreement dated as of June 9, 2010 by and among the Company and certain other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Investor Rights Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

(Print Name)

Address:

Date:

Accepted:

INOTEK PHARMACEUTICALS CORPORATION

By:
	Name:	Paul G. Howes
	Title:	President and Chief Executive Officer

Date: